Filed Pursuant to Rule 424(b)(3)
Registration No. 333-172266
PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 15, 2011)

This Prospectus Supplement is being filed solely to update the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) of the Securities Act of 1933, as amended. The amount of securities to be registered hereunder is estimated solely for the purposes of calculating the registration fee hereunder.
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Maximum Offering	Aggregate	Registration
Securities to be Registered	Registered	Price per Share(1)	Offering Price	Fee(2)
Common Stock, $0.0005 par value	3,933,120 Shares	37.30	146,705,376	16,812.44

(1)	Estimated solely for purposes of calculating the registration fee hereunder.

(2)	This filing fee of $16,812.44 is calculated and being paid pursuant to Rule 457(r) of the Securities Act of 1933 and relates to the registration statement on form S-3 (File No. 333-172266) filed by Gartner, Inc. on February 15, 2011.